MAYER, BROWN & PLATT

                                  1675 BROADWAY

                        NEW YORK, NEW YORK 10019-5820

                                                                MAIN TELEPHONE
                                                                  212-506-2500
                                                                        MAIN FAX
                                                                  212-262-1910

                                 March 19, 2001


Oppenheimer Mid Cap Value Fund
6803 South Tucson Way
Englewood, Colorado 80112

Ladies and Gentlemen:

      This opinion is being furnished to Oppenheimer Mid Cap Value Fund, a Massachussetts business trust (the "Fund"), in connection with the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, filed by the Fund. As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Pepe & Hazard LLP dated March 19, 2001.

      Based upon the foregoing, we are of the opinion that the Class A, Class B, Class C, Class N and Class Y shares to be issued as described in the Registration Statement have been duly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Registration Statement, will be legally and validly issued, fully paid and nonassessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information under the caption "About the Fund How the Fund is Managed Organization and History.")

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Mayer, Brown & Platt



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